                                                   EXHIBIT 5.1


                     [Goodwin, Procter & Hoar Letterhead]


                                November 10, 1997


Patriot American Hospitality, Inc.
3030 LBJ Freeway, Suite 1500
Dallas, TX 75234

Patriot American Hospitality Operating Company
3030 LBJ Freeway, Suite 1500
Dallas, TX 75234

     Re:  Legality of Securities to be Registered
          under Registration Statement on Form S-4
          ----------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Patriot American Hospitality, Inc., a Delaware corporation ("Patriot REIT"), and Patriot American Hospitality Operating Company, a Delaware corporation ("Patriot Operating Company" and, together with Patriot REIT, the "Companies"), in connection with the merger of Wyndham Hotel Corporation, a Delaware corporation, with and into Patriot REIT with Patriot REIT being the surviving corporation, and the transactions related thereto (the "Merger and Related Transactions").

     Upon consummation of the Merger and Related Transactions, Patriot REIT will be issuing shares of its common stock, par value $.01 per share, and Patriot Operating Company will be issuing shares of its common stock, par value $.01 per share. The shares of Patriot REIT common stock and Patriot Operating Company common stock are paired and trade as a single unit (the "Paired Shares"). In addition, upon consummation of the Merger and Related Transactions, Patriot REIT will be issuing shares of its Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"). The Series A Preferred Stock and the Paired Shares issued in connection with the Merger and the Related Transactions, including the Paired Shares that would be issued upon the conversion of the Series A Preferred Stock, are collectively referred to herein as the "Registered Shares." In connection with the Merger and Related Transactions, the Companies have filed a registration statement on Form S-4 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended, which Registration Statement covers all of the Registered Shares.

     In connection with rendering this opinion, we have examined the Amended and Restated Certificate of Incorporation of each of the Companies, as amended through the date hereof and on file with the Secretary of State of the State of Delaware, the Amended and Restated Bylaws of each of the Companies, such records of the corporate proceedings of the Companies as we deemed material, the Registration Statement and the exhibits thereto, and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Companies or representatives or officers thereof.

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Delaware General Corporation Law, and also express no opinion with respect to the blue sky or securities laws of any state, including Delaware.

     Based upon the foregoing, we are of the opinion that under the Delaware General Corporation Law, pursuant to which the Companies were incorporated, upon the issuance of the Registered Shares in accordance with the terms of the Merger and Related Transactions, the Registered Shares will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us with respect to this opinion under the heading "Legal Matters" in the Prospectus which is a part of such Registration Statement.

                                    Very truly yours,

                                    /s/ GOODWIN, PROCTER & HOAR LLP

                                    GOODWIN, PROCTER & HOAR  LLP